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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K, as filed with the Securities and Exchange Commission on June 24, 1994



               Pursuant to Section 13, or 15(d) of the Securities
                      Exchange Act of 1934 Date of Report
                (Date of earliest event reported) June 10, 1994



                             EAGLE FINANCIAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                       0-15311                        06-1194047
- - ---------------          ------------------------           -------------------
(State or other          (Commission File Number)              (IRS Employer
jurisdiction of                                             Identification No.)
 incorporation)


222 Main Street, P.O. Box 1157, Bristol, Connecticut                  06010
- - ----------------------------------------------------               ----------
(Address of principal executive office)                            (Zip Code)


Registrant's telephone number, including area code:              (203) 589-4600
                                                    ---------------------------

                               Not Applicable
- - -------------------------------------------------------------------------------
(Former name or former address, if changed since last report)


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         The registrant hereby amends the Items 2 and 7, of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 24, 1994, as set forth below.

Item 2.  Acquisition or Disposition of Assets

         General. Effective June 10, 1994, Eagle Federal Savings Bank ("Eagle Federal" or the "Bank"), a wholly-owned subsidiary of Eagle Financial Corp. ("Eagle" or the "Company"), entered into a Purchase and Assumption Agreement (the "Purchase Agreement") with the Federal Deposit Insurance Corporation ("FDIC"), as receiver of The Bank of Hartford, Inc., Hartford, Connecticut (the "Bank of Hartford"). A copy of the Agreement is attached at Exhibit 2(a) to Eagle's Form 8-K, as filed with the Securities and Exchange Commission ("SEC") on June 24, 1994, and is incorporated herein by reference. Unless otherwise stated, references herein to Eagle or the Company include Eagle Federal and other subsidiaries on a consolidated basis.

         Pursuant to the Purchase Agreement, Eagle assumed approximately $275.0 million in deposit balances of Bank of Hartford and approximately $978,000 in other liabilities, primarily accrued interest payable on deposits. Eagle also acquired $276.0 million of assets, including $80.6 million of primarily 1-4 family first mortgage and home equity loans with a weighted average yield of 8.33%, $112.4 million in cash and cash receivables due from the FDIC and $72.7 million of investment securities. The yields on the investment securities have not yet been determined since the final market value has yet to be settled with the FDIC. The Bank of Hartford acquisition is being accounted for as a purchase transaction. The FDIC retained those assets of the Bank of Hartford which the FDIC determined to be higher risk assets, including substantially all other real estate owned, in-substance foreclosed loans, and all commercial loans.

         Settlement Procedures. The assets purchased and liabilities assumed in the Bank of Hartford transaction are subject to adjustment up to the Settlement Date, as described below, to reflect the actual "book value" of the assets and liabilities acquired. As defined in the Purchase Agreement, "book value" means, with respect to any acquired asset and any liability assumed, the dollar amount stated on the accounting records of the Bank of Hartford as of June 10, 1994 (the "Closing Date") after adjustment by the FDIC for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections. Without limiting the generality of the foregoing, (i) book value of a liability includes all accrued and unpaid interest thereon as of the Closing Date, and (ii) the book value of a loan reflects all adjustments for earned or unearned interest, if any, as of the Closing Date, and adjustments for the portion of earned or unearned loan related credit life and/or disability insurance premiums, if any, attributable to the Bank of Hartford, as of the Closing Date. No adjustment to the book value of any asset will be made for any loan premiums, discounts or any related deferred income or fees, or general or specific loan loss reserves on the records of the Bank of Hartford as of the Closing Date. As to securities acquired, the book value of the securities as of the date of acquisition are subject to adjustment of their fair market value as of such date.

         On March 7, 1995, or on such earlier date as the FDIC and Eagle may agree, or such later date as the FDIC may establish (the "Settlement Date"), the FDIC will pay Eagle, or Eagle will pay the FDIC, as the case may be an amount which reflects the net adjustments of the assets and liabilities acquired and certain other adjustments (including any costs, expenses and fees associated with certain determinations of value) as provided in the Purchase Agreement, plus accrued interest.

         The Purchase Agreement contemplates that certain additional adjustments may be made in connection with the settlement process. The FDIC has the right to repurchase certain loans deemed essential to its role as receiver, including loans to officers, directors and affiliates of the Bank of Hartford, loans related to investigations or litigation by the receiver, and loans secured by collateral that also secures assets owned by the receiver. For a period of one year after the Closing Date, Eagle may require the FDIC to repurchase any loan acquired from the Bank of Hartford which is evidenced by forged or stolen instruments. Such repurchase obligation does not extend to loans pursuant to an overdraft protection plan or to loans which Eagle has advanced additional funds, modified or sold to a third party.

         Assets Acquired. In the Bank of Hartford transaction, Eagle acquired $276.0 million of assets, including $112.4 million of cash and receivables due from the FDIC, $72.7 million of investments and mortgage-backed securities, $80.6 million of loans and $13.6 million of other assets. In addition, Eagle purchased the loan servicing rights of $80.5 million of loans with an average loan servicing fee of 0.375%. As of June 30, 1994, the Bank of Hartford transaction increased Eagle's total assets from $823.7 million to $1.1 billion.

         The $112.4 million in cash and receivables due from the FDIC includes $30.4 million of cash, amounts due from banks and interest bearing deposits of the Bank of Hartford which were acquired. The remaining $82.0 million of cash and receivables due from the FDIC represents the excess of liabilities assumed over assets acquired in the transaction, the estimated amount due from the FDIC to adjust the investment and mortgage-backed securities to market value at June 10, 1994 and certain settlement items currently being discussed with the FDIC, less an $8.7 million premium paid by Eagle to the FDIC to purchase the assets and assume the liabilities. Of the $82.0 million of cash and receivables due from the FDIC, $72.3 million was received on June 13, 1994. Substantially all of the acquired cash was invested initially in short-term securities and interest-bearing accounts. Eagle intends to utilize such funds primarily for origination of loans and, to a lesser extent, to purchase mortgage-backed and investment securities.

         Investments and mortgage-backed securities acquired include $24.1 million of debt securities, consisting of $16.0 million of collateralized mortgage obligations, $4.9 million of U.S. government agency and corporation debt, $2.3 million of U.S. Treasury securities and an $880,000 municipal bond. Also acquired were $48.5 million of Federal Home Loan Mortgage Corporation certificates. For further information regarding investments and mortgage-backed securities, see notes 1(d) and 4 to the Statement of Assets Acquired and Liabilities Assumed (the "Statement") filed at Exhibit 99 hereto in response to
Item 7(b) of this Form 8-K/A.

         Loans acquired in the Bank of Hartford transaction include $60.0 million of residential 1-4 family mortgage loans and $20.6 million of consumer loans, primarily home equity loans. The net premium of loans acquired was $190,000. The weighted average yield of the $80.6 million acquired loans was 8.33% at June 30, 1994. This compares to a weighted average yield of 7.06% for Eagle's $705.3 million other loans receivable at June 30, 1994.

         Also as part of the Bank of Hartford transaction, Eagle increased its allowance for loan losses by $3.5 million in connection with the $80.6 million of loans acquired. This addition to the allowance is based on management's evaluation of the loans acquired. Included as part of such loans were $431,000 of loans delinquent 60-89 days and $2.5 million of non-performing, or non-accrual, loans. For further information regarding the loans acquired, see notes 1(b) and (c) and note 5 to the Statement.

         Eagle also recorded $13.6 million of other assets as part of the Bank of Hartford transaction, including $8.7 million of goodwill, $2.4 million of core deposit intangible, $1.4 million of accrued interest; $880,000 of servicing rights and $260,000 of real estate acquired in settlement of loans. For further information regarding other assets, see notes 1(f) and 7 to the Statement.

         Deposits Assumed. As part of the Bank of Hartford transaction, the Company assumed $275.0 million of deposits, including $9.2 million of certificate accounts with balances of $100,000 or more and $2.3 million of advance payments by borrowers for taxes and insurance. The following table sets forth the maturities of deposit accounts in denominations of $100,000 or more at June 10, 1994:

                     Maturity                            Amount
                    ----------                          --------
                Under three months                $     1,913,000
                Three to six months                     2,002,000
                Six to twelve months                    1,306,000
                Over twelve months                      4,010,000
                                                        ---------
                      Total:                      $     9,231,000
                                                        =========

For further information regarding deposits assumed, see note 8 to the Statement.

         Intangible Assets. The Bank of Hartford transaction will result in approximately $11.9 million of intangible assets being recorded on the Company's consolidated balance sheet. The intangible assets include $8.6 million of goodwill, $2.4 million core deposit intangible and $880,000 mortgage servicing rights.

         The goodwill will be amortized on a straight-line basis over a period of fifteen years (an increase of approximately $570,000 to non-interest expense). The core deposit intangible is based upon certain industry average estimates and assumptions provided by management and will be amortized on an accelerated method over a period of ten years. The mortgage serving rights will be amortized over the life of the related loans using a method that approximates the level yield method.

         The full amount of goodwill and core deposit intangible and 50% of the mortgage servicing rights are not includable in Eagle Federal's calculation of regulatory capital and will therefore initially reduce the Bank's regulatory capital by approximately $11.4 million. For further information, see notes 1(f) and 7 to the Statement.

         Branch Offices. Of the seven branch offices previously operated by Bank of Hartford, four are leased and three are owned by the FDIC as receiver. The Purchase Agreement does not obligate Eagle to purchase or assume the leases of any Bank of Hartford banking offices. Under the Purchase Agreement, Eagle has an exclusive option, for a period of 60 days after the Bank Closing, to purchase Bank of Hartford's owned bank premises at the price set forth in the FDIC's asset valuation review (the "AVR Price") of Bank of Hartford and to assume the leases for Bank of Hartford's leased bank premises at prices in effect under existing lease agreements. Eagle will exercise its option to purchase or lease six of the Bank of Hartford banking offices. Eagle will be required to purchase the furniture, fixtures and equipment located at these banking offices at their AVR Price. The AVR Price of the Bank of Hartford banking offices is $65,188. The AVR Price of the furniture, fixtures and equipment located at these offices has not yet been provided to Eagle by the FDIC.

         Based on current appraisals, Eagle believes that the fair value of the purchased offices will exceed significantly the amount of the AVR Price. The final determination of fair value is subject to further review of current appraisals and environmental issues related to the purchased offices. The amount of any excess of fair value over the AVR Price will result in a corresponding increase in the carrying value of the purchased premises and a reduction in the amount of the intangible asset that resulted from the Bank of Hartford transaction. See notes 1(e) and (f) to the Statement.

         Indemnification. The FDIC has generally agreed to indemnify Eagle against all costs, losses, liabilities, and expenses, including legal fees, incurred in connection with certain third party claims that may be brought against Eagle based on liabilities of the Bank of Hartford that were not assumed by Eagle under the Purchase Agreement. Such indemnification would include, for example, claims based on the rights of any creditor of the Bank of Hartford with respect to indebtedness or other obligations of claims based on any action or inaction by directors, officers, employees or agents of the Bank of Hartford prior to the acquisition claims based on the determination of insolvency and the closing of the Bank of Hartford, and claims based on the execution and consummation of the Purchase Agreement. Eagle has agreed to indemnify the FDIC against certain costs, losses, liabilities and expenses, including legal fees, incurred in connection with certain third party claims that may be brought against the FDIC based on liabilities of the Bank of Hartford that were assumed by Eagle under the Purchase Agreement or based on any liability or obligation of Eagle with respect to purchased assets and assumed liabilities under the terms of the Purchase Agreement.

         Liquidity, Capital and Operating Results. As a federal savings bank, the Bank is required to maintain liquid assets at 5% of its withdrawable deposits plus short-term borrowings. At June 30, 1994, the Bank was in compliance with Office of Thrift Supervision ("OTS") liquidity requirements, having a liquidity ratio of 11.7%. This includes the acquisition of liquid assets, including $112.4 of cash and cash receivables due from the FDIC as part of the Bank of Hartford transaction.

         The Bank is required by the OTS to meet minimum capital requirements, which include tangible capital, core capital and risk-based capital requirements. The Bank's actual capital as reported to the OTS at June 30, 1994 exceeded all three requirements. The following chart sets forth the actual and required minimum levels of regulatory capital for the Bank under applicable OTS regulations as of June 30, 1994:

                          Actual          Percent           Required          Percent           Excess
                         --------        ---------         ----------        ---------         --------
                                                    (Dollars in thousands)
Core.................. $  50,898           4.69%          $  32,572            3.00%         $   18,326
Tangible..............    50,564           4.66              16,286            1.50              34,278
Risk-based.............   53,930          10.59              40,726            8.00              13,204


         The OTS has proposed to increase the minimum required core capital ratio from the current 3% level to a range of 4% to 5% for all but the most highly rated financial institutions. While the OTS has not taken final action on such proposal, it has adopted a prompt corrective action regulation that classifies any savings institution that maintains a core capital ratio of less than 4% (3% in the event the institution was assigned a composite 1 rating in its most recent report of examination) as "undercapitalized." As of June 30, 1994, the Bank had a core capital ratio of 4.66% and met the requirements for an "adequately capitalized" institution. Prior to the Bank of Hartford transaction, Eagle Federal's capital ratios met the requirements for a "well capitalized" institution.

         The Company has filed with the SEC a registration statement related to a proposed public offering of 1,130,000 shares of common stock. Keefe, Bruyete, and Woods, Inc. is expected to act as underwriter for such offering. Eagle intends to contribute all of the net proceeds of the offering to the Bank as additional capital. The additional capital is expected to effectively restore the Bank's core capital ratio to its position prior to the June 10, 1994 Bank of Hartford transaction. The additional capital also may facilitate further acquisitions in Connecticut or other generally adjacent market areas. There are currently no pending negotiations or assisted bid submissions as to any acquisition.

         The Bank of Hartford transaction is expected to have a positive impact on the Company's efficiency ratio (other expenses to net interest income and other income). As to other expenses, Eagle believes that the primary impact of the transaction will be additional office occupancy and compensation related expenses for the six new banking offices acquired. Eagle has retained approximately 50 former branch personnel of the Bank of Hartford to operate the new banking offices. Other expenses such as federal insurance premiums and data processing expense also will increase as a result of the increase in deposit accounts. As to the six new offices, as of June 30, 1994 the average amount of deposits held in each office was $41.6 million, which approximates the average amount of deposits held in the other banking offices of Eagle.

         Item 7.  Financial Statements and Exhibits

                 (a)  Financial Statements of business acquired

         Historical financial statements of the Bank of Hartford have been omitted in accordance with SEC Staff Accounting Bulletin ("SAB") No. 89 based on management's belief that there is not sufficient continuity of the Bank of Hartford's operations prior to and after the acquisition so that disclosure of prior financial information is material to an understanding of future operations. This position was confirmed in a letter dated July 5, 1994 from the SEC's Chief Accountant, Division of Corporation Finance.

         Item 7(b).  Pro Forma Financial Information

         Pro forma financial information has been omitted in accordance with SAB 89, as discussed at Item 7(a) above. In lieu thereof, Eagle has provided the Statement at Exhibit 99 hereto and incorporated by reference herein. Eagle also has presented its consolidated balance sheets as of June 30, 1994 at Item 1 hereof and incorporated by reference herein.

        Item 7(c).  Exhibits

         Exhibit 2.        Purchase and Assumption Agreement dated as of June
                           10, 1994. *

         Exhibit 23.       Consent of KPMG Peat Marwick

         Exhibit 99.       Statement of Assets Acquired and Liabilities
                           Assumed - June 10, 1994, including the report thereon of KPMG Peat Marwick.


        ------------------------
        *       Previously filed.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           By:  /s/ Ercole J. Labodia
                                                ----------------------------
                                                Ercole J. Labodia
                                                Vice President, Administration

Date:  August 11, 1994

                                           By:  /s/ Barbara S. Mills
                                                ----------------------------
                                                Barbara S. Mills
                                                Vice President and Treasurer

Date:  August 11, 1994
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                                 Exhibit Index


Exhibit                                                                     Page

Exhibit 2.       Purchase and Assumption Agreement dated as of
                 June 10, 1994.*...............................

Exhibit 23.      Consent of KPMG Peat Marwick..................

Exhibit 99.      Statement of Assets Acquired and Liabilities
                 Assumed - June 10, 1994, including the
                 report thereon of KPMG Peat Marwick...........







        ------------------------
        *       Previously filed.
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